Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Golub Capital Private Credit Fund

Dated September 25, 2025

The Offer and withdrawal rights will expire on November 3, 2025 and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, by mail, by 11:59 p.m.,

Eastern Time, on November 3, 2025, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

For accounts held through a custodial relationship, shareholders should send the completed forms to such custodian (along with any custodian required documentation) at the same time you submit the completed forms to the fund

You are responsible for confirming that this Notice is received timely by your Financial Advisor or Portfolio Manager. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund. Please note that a shareholder who holds Shares through a Financial Advisor or Portfolio Manager should NOT submit the attached notice to the Fund.

Dear Shareholder:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date